Exhibit 10.26

THIS NOTE AND THE SHARES OF COMMON STOCK ACQUIRABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$80,000	Dated: October 11, 2013

FOR VALUE RECEIVED, the undersigned, VERITEQ ACQUISITION CORPORATION (d/b/a VERITEQ CORPORATION), a Florida corporation (the “Company”), promises to pay to Scott R. Silverman, a resident of the State of Florida (the “Holder”), in lawful money of the United States of America, the principal amount of Eighty Thousand Dollars ($80,000) (the “Principal Amount”), with interest calculated in accordance herewith, ON DEMAND (the “Maturity Date”).

1.   Payments.

(a)     Interest. The Principal Amount shall bear interest at a per annum rate of five percent (5%) from this date until paid.

(b)     Manner of Payment. Unless otherwise agreed to in writing by Holder, all payments on this Note shall be made by wire transfer of immediately available funds to an account designated by Holder in writing. If any payment on this Note is due on a day which is not a Business Day (defined below), such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of New York.

(c)     Prepayments at the Option of the Company. This Note may, at the option of the Company and upon at least five (5) Business Days’ written notice to Holder, be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any prepayments made under this Section 1(c) or any other subsection of this Section 1 shall be applied first to any accrued interest hereon and then to reduce the then outstanding Principal Amount by the amount of such prepayment.

2.   Defaults.

(a)     Events of Default. The occurrence and continuance of any one or more of the following events with respect to the Company shall constitute an event of default hereunder (“Event of Default”):

(i)     if the Company shall fail to pay when due any amount owed on this Note and such failure continues for five (5) Business Days after Holder notifies the Company thereof in writing of such failure;

(ii)     if the Company fails to perform or observe any other provision of this Note and such failure continues for thirty (30) Business Days after Holder notifies the Company thereof in writing of such failure;

(iii)     if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

(iv)     if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties, or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 60 Business Days.

(b)     Notice by Holder. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been waived by Holder or cured), Holder may, at its option, (i) by written notice to the Company, declare the entire unpaid Principal Amount of this Note (together with any accrued but unpaid interest thereon) immediately due and payable regardless of any prior forbearance, and (ii) subject to the other provisions of this Note (including Section 6 hereof), exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees and disbursements.

3.   Representations and Warranties of Holder. The Holder by his acceptance hereof represents and warrants to the Company that he is acquiring the Note for its own account for investment only and not with a view to distribution or resale. The Holder agrees not to sell or otherwise dispose of the Note in violation of the provisions of the Securities Act of 1933, as amended (the “Act”). The Holder understands that the Note has not been registered by reason of their issuance in a transaction exempt from the registration requirements of the Act and, accordingly, must be held indefinitely by it unless they are later transferred in transactions that are either registered under the Act or exempt from registration. The Holder understands that the Company is under no obligation to register the Note under the Act or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when Holder may wish to sell, transfer or otherwise dispose of the Note. The Holder represents and warrants to the Company that he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of receiving and holding this Note and is able to incur a complete loss of its investment and to bear the risk of such a loss for an indefinite period of time. The Holder understands that the Note is a risky and speculative investment. The Holder acknowledges that the Company has given it access to the corporate records and accounts of the Company, has made its officers available for interview by it and has furnished it with all documents required by it to make an informed decision with regard to its investment in the Note.

4.   Waiver of Presentment, Etc. The Company hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder’s right to receive payment in full at such time or at any prior or subsequent time.

5.   Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed received when received by fax (with confirmation of actual receipt), when received by express mail with signature confirmation, or seven (7) business days after being deposited in U.S. certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page.

6.   Transfers; Successors and Assigns. This Note shall be binding upon the Company and its successors and permitted assigns, and shall inure to the benefit of Holder and its successors and permitted assigns. This Note is non-negotiable and neither party may assign its rights or obligations hereunder without the prior written consent of the other party, except in connection with the sale of all or substantially all of the Company’s assets.

7.   Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

8.   Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.   Amendment and Modification. This Note may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

10.   Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles thereof.

11.   Entire Agreement. This Note, the exhibits and schedules hereto and the other documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Note with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

VERITEQ ACQUISITION CORPORATION (d/b/a/ VERITEQ CORPORATION)

By:	/s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: CFO

Address:
220 Congress Park Drive Suite 200 Delray Beach, FL 33445

Facsimile No: 561-846-7001 SCOTT R. SILVERMAN, INDIVIDUALLY

/s/ Scott Silverman
Scott R. Silverman

Address: 955 Iris Drive Delray Beach, FL 33483